ROBINSON BRADSHAW & HINSON

Exhibit 5.1

January 14, 2005

Caraustar Industries, Inc.

3100 Joe Jerkins Boulevard

Austell, GA 30106

Re: Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Caraustar Industries, Inc., a North Carolina corporation (the “Company”), in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to (a) debt securities (“Debt Securities”), in one or more series, which may be senior or subordinated in priority of payment, certain of which may be convertible into common stock, par value $0.10 per share, of the Company (“Common Stock”); (b) shares of Common Stock; (c) shares of preferred stock, par value $0.10 per share, of the Company (“Preferred Stock”), which may be convertible or exchangeable for any other securities; (d) depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”); (e) warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company (“Warrants”); and (f) guarantees of Debt Securities (“Guarantees”) (such Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, and Guarantees are collectively referred to herein as the “Securities”), which Securities may be issued from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $325,000,000.

For the purposes of rendering the opinions contained herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to the date hereof (the “Caraustar Documents”), (b) the articles of incorporation, certificate of incorporation, articles of organization, certificate of formation, or comparable organizational document, as applicable, and the operating agreement, partnership agreement or bylaws, as applicable, of each subsidiary of the Company (each a “Subsidiary Guarantor” and together, the “Subsidiary Guarantors”) listed on the signature pages of the Registration Statement (the “Subsidiary Documents” together with the Caraustar Documents, the “Charter Documents”), (c) the Indenture (defined below) in the form of Exhibit 4.6 to the Registration Statement to be

Attorneys at Law

Charlotte Office: 101 North Tryon Street, Suite 1900, Charlotte, NC 28246 Ph: 704.377.2536 Fx: 704.378.4000

South Carolina Office: 140 East Main Street, Suite 420, P.O. Drawer 12070, Rock Hill, SC 29731 Ph: 803.325.2900 Fx: 803.325.2929

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January 14, 2005

executed by the Company and the trustee pursuant to which Debt Securities may be issued, and (d) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

As to any facts material to this opinion letter, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions set forth below, we have assumed that (a) all information contained in all documents reviewed by us is true and correct; (b) all signatures on all documents examined by us are genuine; (c) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (d) each natural person signing any document reviewed by us had the legal capacity to do so; (e) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (f) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (g) a prospectus supplement that complies with applicable law, if required, will have been prepared and filed with the Commission describing the Securities offered thereby; (h) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement; (i) the form of indenture for debt securities (the “Indenture”) to be entered into between the Company and the trustee, in the form included as an exhibit to the Registration Statement, together with any supplemental indenture relating to a series of Debt Securities to be issued under the Indenture, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (j) a Form T-1 will be filed and become effective with the Commission with respect to the trustee executing the Indenture or any indentures supplemental to the Indenture; (k) a definitive purchase, underwriting or similar agreement (the “Purchase Agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (l) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (m) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Caraustar Documents and not otherwise reserved for issuance.

Based on the foregoing, we are of the opinion that:

1. With respect to Debt Securities to be issued under the Indenture, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (b) the board of directors of the Company (the “Board”) has taken all necessary corporate action to approve or ratify the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (c) the terms of such Debt Securities and of their

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January 14, 2005

issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and in accordance with the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

2. With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be validly issued, fully paid and non-assessable.

3. With respect to shares of any series of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution fixing the number of shares in any series of Preferred Stock and the designation of and relative rights, preferences and limitations in any series of Preferred Stock and the filing of articles of amendment to the Company’s Amended and Restated Articles of Incorporation with respect to the series with the Secretary of State of the State of North Carolina as required under the North Carolina General Statutes (the “Articles of Amendment”); and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

4. With respect to Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of Articles of Amendment relating to the Preferred Stock underlying the Depositary Shares and the filing of Articles of Amendment with the Secretary of State of the State of North Carolina; (b) the depositary agreement or

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agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable depositary agreements; and (d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued.

5. With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

6. With respect to Guarantees, when (a) an Indenture or an appropriate supplemental indenture, if any, has been duly authorized and validly executed and delivered by a Subsidiary Guarantor to the trustee, (b) such Subsidiary Guarantor’s Board has taken all necessary corporate action to approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters, (c) the related Debt Securities have been properly issued as contemplated in paragraph 1 of this letter opinion, and (d) the Guarantees have been duly executed, issued and delivered in accordance with the provisions of the Indenture (if applicable) and the applicable Purchase Agreement approved by such Subsidiary Guarantor’s Board upon the payment of the consideration therefor provided for therein, such Guarantees will be legally enforceable against the Guarantor in accordance with their terms.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (a) bankruptcy, insolvency, a fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, and (b) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

In rendering the opinions in paragraph 1 and 6, we have assumed that the trustee is or, at the time the Indenture is signed, will be qualified to act as trustee under the Indenture and that the trustee has or will have duly executed and delivered the Indenture.

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We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the laws of the State of North Carolina and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.

Very truly yours,

ROBINSON, BRADSHAW & HINSON, P.A.

/s/ Robinson, Bradshaw & Hinson, P.A.